Exhibit 99.1

Contact:

Brian Denyeau, Investor Relations

ICR for MicroStrategy Incorporated

(703) 848-8600

ir@microstrategy.com

Michael Bizovi, VP Corporate Communications

MicroStrategy Incorporated

(703)-744-3373

mbizovi@microstrategy.com

MicroStrategy Adopts Bitcoin as Primary Treasury Reserve Asset

TYSONS CORNER, Va., August 11, 2020 — MicroStrategy® Incorporated (Nasdaq: MSTR), the largest independent publicly-traded business intelligence company, today announced that it has purchased 21,454 bitcoins at an aggregate purchase price of $250 million, inclusive of fees and expenses. The purchase of Bitcoin cryptocurrency was made pursuant to the two-pronged capital allocation strategy previously announced by the company when it released its second quarter 2020 financial results on July 28, 2020.

The company addressed the first prong, which called for returning a portion of its excess cash to shareholders, when it announced today that it had launched a cash tender offer for up to $250 million of MicroStrategy’s class A common stock via a modified Dutch Auction offer. By acquiring 21,454 bitcoins, MicroStrategy addressed the other prong of its capital allocation strategy, which called for investing up to $250 million in one or more alternative investments or assets.

“Our investment in Bitcoin is part of our new capital allocation strategy, which seeks to maximize long-term value for our shareholders,” said Michael J. Saylor, CEO, MicroStrategy Incorporated. “This investment reflects our belief that Bitcoin, as the world’s most widely-adopted cryptocurrency, is a dependable store of value and an attractive investment asset with more long-term appreciation potential than holding cash. Since its inception over a decade ago, Bitcoin has emerged as a significant addition to the global financial system, with characteristics that are useful to both individuals and institutions. MicroStrategy has recognized Bitcoin as a legitimate investment asset that can be superior to cash and accordingly has made Bitcoin the principal holding in its treasury reserve strategy.”

Mr. Saylor continued, “MicroStrategy spent months deliberating to determine our capital allocation strategy. Our decision to invest in Bitcoin at this time was driven in part by a confluence of macro factors affecting the economic and business landscape that we believe is creating long-term risks for our corporate treasury program — risks that should be addressed proactively. Those macro factors include, among other things, the economic and public health crisis precipitated by COVID-19, unprecedented government financial stimulus measures including quantitative easing adopted around the world, and global political and economic uncertainty. We believe that, together, these and other factors may well have a significant depreciating effect on the long-term real value of fiat currencies and many other conventional asset types, including many of the assets traditionally held as part of corporate treasury operations.”

In considering various asset classes for potential investment, MicroStrategy observed distinctive properties of Bitcoin that led it to believe investing in the cryptocurrency would provide not only a reasonable hedge against inflation, but also the prospect of earning a higher return than other investments. Mr. Saylor articulated the opinion, “We find the global acceptance, brand recognition, ecosystem vitality, network dominance, architectural resilience, technical utility, and community ethos of Bitcoin to be persuasive evidence of its superiority as an asset class for those seeking a long-term store of value. Bitcoin is digital gold – harder, stronger, faster, and smarter than any money that has preceded it. We expect its value to accrete with advances in technology, expanding adoption, and the network effect that has fueled the rise of so many category killers in the modern era.”

A leader in the business intelligence space, MicroStrategy has a 30-year history of anticipating technology trends. MicroStrategy was one of the first companies in the enterprise business intelligence software sector. It was a pioneer in Relational Analytics, Web Intelligence, and Mobile Intelligence and has most recently invented HyperIntelligence® – zero click insights that can be embedded in applications to make them smarter, faster, and stronger.

In 2012, Mr. Saylor wrote “The Mobile Wave,” addressing the impact mobile computing would have on business, consumer, and political behavior and the implications of the rise of Apple, Google, Facebook, Amazon, and Twitter. MicroStrategy believes the world is entering “The Virtual Wave” – a rapid dematerialization of products, services, and processes enabled by advances in technology and catalyzed by the COVID crisis. MicroStrategy believes digital transformation has quickened amid rapidly shifting market requirements. These dynamics have many corporations rethinking their offerings, operations, and systems, as well as their balance sheets and financial strategies.

“MicroStrategy remains focused on its corporate strategy of operating a growing profitable business intelligence company, serving some of the largest most respected institutions worldwide. This strategy includes seeking to grow its revenue through its HyperIntelligence, Cloud Intelligence, and Embedded Intelligence offerings, a refreshed go-to-market focused on simplified products and pricing, and a cloud-first platform-as-a-service focus. MicroStrategy’s goal of generating long-term operating income and free cash flow has also led it to adopt a new capital allocation strategy. MicroStrategy believes that buying $250 million in Bitcoin will provide it the opportunity to earn better returns and preserve the value of our capital over time compared to holding cash. Our corporate strategy and two-pronged capital allocation strategy are designed to benefit shareholders, customers, partners, and employees,” said Phong Le, President & CFO, MicroStrategy Incorporated.

About MicroStrategy Incorporated

MicroStrategy (Nasdaq: MSTR) is the largest independent publicly-traded business intelligence company, with the leading enterprise analytics platform. Our vision is to enable Intelligence Everywhere™. MicroStrategy provides modern analytics on an open, comprehensive enterprise platform used by many of the world’s most admired brands in the Fortune Global 500. Optimized for cloud and on-premises deployments, the platform features HyperIntelligence, a breakthrough technology that overlays actionable enterprise data on popular business applications to help users make smarter, faster decisions.

MicroStrategy, HyperIntelligence, and Intelligence Everywhere are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking statements,” including estimates of future business prospects and financial results, expectations as to future returns on Bitcoin, the future value of Bitcoin, and the characteristics and utility of Bitcoin in future periods, and statements containing the words “believe,” “estimate,” “project,” “expect,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the historical price volatility of Bitcoin; uncertainty regarding the regulatory treatment of Bitcoin under various securities, commodities, and other regulatory regimes; the potential for significant impairment charges to the Company’s earnings in the event of a decrease in the price of Bitcoin and resulting volatility in the Company’s reported assets and earnings; the potential for security breaches or other cyberattacks that could result in a partial or total loss of the Company’s Bitcoin assets; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update these forward-looking statements for revisions or changes after the date of this release.